Exhibit 99.1

            ANSYS REPORTS BEST THIRD QUARTER IN COMPANY HISTORY WITH
               CONTINUED STRONG INCREASES IN REVENUE AND EARNINGS

                         COMPANY RAISES OUTLOOK FOR 2005

    SOUTHPOINTE, Pa., Nov. 3 /PRNewswire-FirstCall/ -- ANSYS, Inc. (Nasdaq: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced third quarter 2005 results. ANSYS' third quarter GAAP results include:

    - Total revenue of $39.0 million, as compared to $32.3 million in the third quarter of 2004; total revenue of $114.3 million in the first nine months of 2005 as compared to $95.7 million for the nine months ended September 30, 2004;

    - Net income of $11.2 million, as compared to $7.6 million in the third quarter of 2004; net income of $30.6 million in the first nine months of 2005 as compared to $22.3 million for the first nine months of 2004;

    - An operating profit margin of 36.7% as compared to 32.4% for the third quarter of 2004; an operating profit margin of 35.9% as compared to 32.5% for the first nine months of 2004;

    - Diluted earnings per share of $0.33, as compared to $0.23 for the third quarter of 2004; diluted earnings per share of $0.91 through September 30, 2005 as compared to $0.68 for the first nine months of 2004;

    - Cash flows from operations of $14.2 million for the third quarter of 2005 and $47.1 million for the first nine months of 2005; and

    - Cash and short-term investment balances totaling $174.5 million as of September 30, 2005.

    Excluding acquisition-related amortization, ANSYS' third quarter adjusted (non-GAAP) results include:

    - An adjusted operating profit margin of 39.4% as compared to 35.1% for the third quarter of 2004; an adjusted operating profit margin of 38.8% as compared to 35.3% for the first nine months of 2004; and

    - Adjusted diluted earnings per share of $0.35 as compared to $0.25 for the third quarter of 2004; and adjusted diluted earnings per share of $0.97 as compared to $0.73 for the nine-month period ended September 30, 2004.

    Third Quarter 2005 Tax Benefit:

    The GAAP and adjusted results summarized above include a third quarter tax benefit of $500,000 related to the completion and filing of the Company's 2004 federal and state tax returns. This benefit had the effect of increasing net income by approximately $500,000 in the 2005 third quarter and year-to-date results.

    "This quarter marked yet another period of strong revenue and earnings growth for the Company," said ANSYS President and CEO Jim Cashman. "As a leader in our industry, we remain focused on the overall direction and health of the business. Looking ahead, our energy and resources will be dedicated to expanding our global markets at a significant pace and striving to develop and deliver innovative engineering simulation solutions to our customers."

    Mr. Cashman continued, "Our growth in the third quarter continued to be spread across all major geographic regions and among a broad array of industries. We believe that our success is a result of the mounting competitive and market pressures that our customers and businesses, in general, are facing. Our solutions enable customers who are driven to find new ways to create more innovative, higher quality products, to deliver them to market faster and to minimize development and warranty costs."

    During the third quarter of 2005, ANSYS repurchased approximately 115,000 shares at a total cost of $4.4 million. As of September 30, 2005, 2.0 million shares remain authorized for repurchase under the Company's stock repurchase program.

    The adjusted results highlighted above, and the adjusted estimates for 2005 discussed below, represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months and nine months ended September 30, is included in the condensed financial information included in this release.

    Adjustments to Reported GAAP Financial Results

     -   Acquisition-Related Amortization:

    As previously announced, the Company completed its acquisition of Century Dynamics, Inc. in January 2005. In previous years, the Company also acquired CFX, CADOE S.A. and ICEM CFD Engineering. These acquisitions have all been accounted for as purchases, resulting in the recording of a significant amount of identifiable intangible assets.

    ANSYS is providing, and has historically provided, its current quarter GAAP results as well as financial results that have been adjusted for the impact of acquisition-related amortization. The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between quarters that are not influenced by certain non-cash items and are therefore useful to investors in helping them to better understand the Company's operating results. In certain instances, such as when intangibles are acquired through business acquisitions or become fully amortized, amortization expense associated with acquired intangibles also makes period-to-period comparisons difficult because amortization expense may appear in one period but not in the comparable period. Management uses these non-GAAP financial measures internally to evaluate the Company's business performance; however, these measures are not intended to supersede or replace the GAAP results.

    Management's Remainder 2005 and Initial 2006 Outlook

    Based on anticipated revenues and expenditures for the remainder of 2005, the Company currently projects that fourth quarter 2005 diluted earnings per share, adjusted to exclude acquisition-related amortization, will be in the range of $0.35 to $0.36 based on revenues of $40 to $42 million. The Company's current outlook relative to 2005 fourth quarter GAAP diluted earnings per share estimate will be in the range of $0.33 to $0.34.

    The Company currently projects that 2006 fiscal year adjusted diluted earning per share will be in the range of $1.45 to $1.47 based on revenues of $175 to $178 million. The preceding estimates do not reflect expenses associated with employee stock options. The Company expects to begin recording stock option expense effective January 1, 2006 in accordance with recent guidance issued by the Securities and Exchange Commission.

    Adjusted diluted earnings per share is a supplemental non-GAAP financial measure. Due to the ongoing implementation of Statement of Financial Accounting Standards 123R and the uncertainties related to the magnitude of the Company's equity-based compensation expense during fiscal 2006, we are not able to estimate at this time the magnitude of the impact of equity-based compensation expense on our adjusted diluted earnings per share for the 2006 fiscal year. Adjusted diluted earnings per share should not be considered as a substitute for net income per diluted share determined in accordance with GAAP.

    ANSYS will hold a conference call at 10:30 Eastern Time on November 3, 2005 to discuss third quarter results as well as to provide guidance regarding business prospects. The dial in number is 800-811-8830 or 913-981-4904 and the passcode is "ANSYS." A replay will be available until August 10, by dialing 888-203-1112 or 719-457-0820 and the passcode is "ANSYS" or "26797". The conference call will be webcast live as well as archived and can be accessed, along with other financial information, on ANSYS' website, located at http://www.ansys.com/corporate/investors.asp.

    About ANSYS, Inc.

    ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost- conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 25 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 600 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit http://www.ansys.com for more information.

    Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding our current estimates for the fourth quarter and full year revenue growth and earnings per share, projections for 2006 and statements regarding the focus of our energy and resources are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk of a general economic downturn in one or more of ANSYS' primary geographic markets, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2004 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward- looking statements, whether changes occur as a result of new information or future events after the date they were made.

    ANSYS, ANSYS Workbench, CFX, AUTODYN, and any and all ANSYS, Inc. product and service names are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries located in the United States or other countries. ICEM CFD is a trademark licensed by ANSYS, Inc. All other trademarks or registered trademarks are the property of their respective owners.

    Reconciliation of Non-GAAP Measures

    This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non- GAAP) financial measures to the most directly comparable GAAP financial measures.

    Adjusted operating profit margin and adjusted diluted earnings per share are discussed in this earnings release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results. Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making. Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this news release.

                          ANSYS, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (in thousands, except per share data)
                                   (Unaudited)

                                      Three months ended        Nine months ended
                                   -----------------------   -----------------------
                                    Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
                                      2005         2004         2005         2004
                                   ----------   ----------   ----------   ----------
Revenue:
  Software licenses                $   20,978   $   16,585   $   61,247   $   49,262
  Maintenance and service              18,057       15,733       53,068       46,390

       Total revenue                   39,035       32,318      114,315       95,652

Cost of sales:
  Software licenses                     1,334        1,162        3,747        3,678
  Amortization of software
   and acquired technology                877          758        2,665        2,267
  Maintenance and service               3,822        3,521       11,476        9,649
       Total cost of sales              6,033        5,441       17,888       15,594

Gross profit                           33,002       26,877       96,427       80,058

Operating expenses:
  Selling and marketing                 6,432        5,757       19,003       17,843
  Research and development              7,667        6,611       22,486       19,441
  Amortization                            298          285        1,009          857
  General and administrative            4,276        3,763       12,851       10,808

       Total operating
        expenses                       18,673       16,416       55,349       48,949

Operating income                       14,329       10,461       41,078       31,109

Other income                            1,141          415        2,800          791

Income before income tax
 provision                             15,470       10,876       43,878       31,900

Income tax provision                    4,296        3,277       13,246        9,584

Net income                         $   11,174   $    7,599   $   30,632   $   22,316

Earnings per share - basic:
  Basic earnings per share         $     0.35   $     0.24   $     0.97   $     0.72
  Weighted average shares
   - basic                             31,851       31,075       31,670       30,835

Earnings per share - diluted:
  Diluted earnings per share       $     0.33   $     0.23   $     0.91   $     0.68
  Weighted average shares
   - diluted                           33,922       33,231       33,667       32,895

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the three months ended September 30, 2005
                      (in thousands, except per share data)
                                   (Unaudited)

                                    As                              Adjusted
                                 Reported       Adjustments         Results
                                ------------   ------------       ------------
Revenue:
  Software licenses             $     20,978              -       $     20,978
  Maintenance and service             18,057              -             18,057

       Total revenue                  39,035              -             39,035

Cost of sales:
  Software licenses                    1,334              -              1,334
  Amortization of software
   and acquired technology               877           (745)(a)            132
  Maintenance and service              3,822              -              3,822
       Total cost of sales             6,033           (745)             5,288

Gross profit                          33,002            745             33,747

Operating expenses:
  Selling and marketing                6,432              -              6,432
  Research and development             7,667              -              7,667
  Amortization                           298           (298)(a)              -
  General and administrative           4,276              -              4,276
       Total operating
        expenses                      18,673           (298)            18,375

Operating income                      14,329          1,043             15,372

Other income                           1,141              -              1,141

Income before income tax
 provision                            15,470          1,043             16,513

Income tax provision                   4,296            364(b)           4,660

Net income                      $     11,174   $        679       $     11,853

Earnings per share - basic:
  Basic earnings per share      $       0.35                      $       0.37
  Weighted average shares
   - basic                            31,851                            31,851

Earnings per share - diluted:
  Diluted earnings per share    $       0.33                      $       0.35
  Weighted average shares
   - diluted                          33,922                            33,922

(a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

(b) Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the three months ended September 30, 2004
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                    Adjusted
                                 As Reported    Adjustments         Results
                                ------------   ------------       ------------
Revenue:
  Software licenses             $     16,585              -       $     16,585
  Maintenance and service             15,733              -             15,733

       Total revenue                  32,318              -             32,318

Cost of sales:
  Software licenses                    1,162              -              1,162
  Amortization of software
   and acquired technology               758           (610)(a)            148
  Maintenance and service              3,521              -              3,521
       Total cost of sales             5,441           (610)             4,831

Gross profit                          26,877            610             27,487

Operating expenses:
  Selling and marketing                5,757              -              5,757
  Research and development             6,611              -              6,611
  Amortization                           285           (285)(a)              -
  General and administrative           3,763              -              3,763
       Total operating expenses       16,416           (285)            16,131

Operating income                      10,461            895             11,356

Other income                             415              -                415

Income before income tax
 provision                            10,876            895             11,771

Income tax provision                   3,277            314(b)           3,591

Net income                      $      7,599   $        581       $      8,180

Earnings per share - basic:
  Basic earnings per share      $       0.24                      $       0.26
  Weighted average shares
   - basic                            31,075                            31,075

Earnings per share - diluted:
  Diluted earnings per share    $       0.23                      $       0.25
  Weighted average shares
   - diluted                          33,231                            33,231

(a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

(b) Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the nine months ended September 30, 2005
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                            Adjusted
                                         As Reported      Adjustments        Results
                                        ------------     ------------     ------------
Revenue:
  Software licenses                     $     61,247                -     $     61,247
  Maintenance and service                     53,068                -           53,068

       Total revenue                         114,315                -          114,315

Cost of sales:
  Software licenses                            3,747                -            3,747
  Amortization of software
   and acquired technology                     2,665           (2,258)(a)          407
  Maintenance and service                     11,476                -           11,476
       Total cost of sales                    17,888           (2,258)          15,630

Gross profit                                  96,427            2,258           98,685

Operating expenses:
  Selling and marketing                       19,003                -           19,003
  Research and development                    22,486                -           22,486
  Amortization                                 1,009           (1,009)(a)            -
  General and administrative                  12,851                -           12,851

       Total operating expenses               55,349           (1,009)          54,340

Operating income                              41,078            3,267           44,345

Other income                                   2,800                -            2,800

Income before income tax
 provision                                    43,878            3,267           47,145

Income tax provision                          13,246        1,143 (b)           14,389

Net income                              $     30,632     $      2,124     $     32,756

Earnings per share - basic:
  Basic earnings per share              $       0.97                      $       1.03
  Weighted average shares
   - basic                                    31,670                            31,670

Earnings per share - diluted:
  Diluted earnings per share            $       0.91                      $       0.97
  Weighted average shares
   - diluted                                  33,667                            33,667

(a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

(b) Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the nine months ended September 30, 2004
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                            Adjusted
                                         As Reported      Adjustments        Results
                                        ------------     ------------     ------------
Revenue:
  Software licenses                     $     49,262                -     $     49,262
  Maintenance and service                     46,390                -           46,390

       Total revenue                          95,652                -           95,652

Cost of sales:
  Software licenses                            3,678                -            3,678
  Amortization of software
   and acquired technology                     2,267           (1,829)(a)          438
  Maintenance and service                      9,649                -            9,649
       Total cost of sales                    15,594           (1,829)          13,765

Gross profit                                  80,058            1,829           81,887

Operating expenses:
  Selling and marketing                       17,843                -           17,843
  Research and development                    19,441                -           19,441
  Amortization                                   857             (857)(a)            -
  General and administrative                  10,808                -           10,808

       Total operating expenses               48,949             (857)          48,092

Operating income                              31,109            2,686           33,795

Other income                                     791                -              791

Income before income tax
 provision                                    31,900            2,686           34,586

Income tax provision                           9,584              940(b)        10,524

Net income                              $     22,316     $      1,746     $     24,062

Earnings per share - basic:
  Basic earnings per share              $       0.72                      $       0.78
  Weighted average shares - basic             30,835                            30,835

Earnings per share - diluted:
  Diluted earnings per share            $       0.68                      $       0.73
  Weighted average shares
   - diluted                                  32,895                            32,895

(a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

(b) Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

                          ANSYS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (Unaudited)

                                                         September 30,    December 31,
                                                             2005             2004
                                                         -------------    ------------
ASSETS:

Cash & short-term investments                            $     174,472    $    138,446
Accounts receivable, net                                        16,448          18,792
Other assets                                                    82,098          82,408

   Total assets                                          $     273,018    $    239,646

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue                                         $      46,079    $     43,906
Other liabilities                                               17,903          20,271
Stockholders' equity                                           209,036         175,469

     Total liabilities & stockholders' equity            $     273,018    $    239,646

SOURCE  ANSYS, Inc.
    -0-                             11/03/2005
    /CONTACT: Lisa O'Connor of ANSYS, Inc., +1-724-514-1782, or lisa.oconnor@ansys.com /
    /Web site:  http://www.ansys.com
                http://www.ansys.com/corporate/investors.asp /